PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.

FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE CALL FOR FIRST/FIDAC MORTGAGE INCOME FUND

WHEATON, IL - (BUSINESS WIRE) - July 6, 2010 - First Trust Advisors L.P. ("FTA") announced today that First Trust/FIDAC Mortgage Income Fund (NYSE: FMY) intends to host a conference call with Fixed Income Discount Advisory Company ("FIDAC"), the Fund's investment sub-advisor, on Monday, July 19, 2010 at 4:15 P.M. Eastern Time. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

--  Dial-in Number: (866) 865-6631; International (706) 679-1727; and
    Passcode # 83963100. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 642-1687; International (706) 645-9291; and Passcode # 83963100. The replay will be available after the call until 11:59 P.M. Eastern Time on Wednesday, August 18, 2010.

FTA has served as the Fund's investment advisor since the Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and municipal and corporate investment banking, with collective assets under management or supervision of over $29 billion as of May 31, 2010 through closed-end funds, unit investment trusts, mutual funds, separate managed accounts and exchanged-traded funds.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to FMY. The Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN - (630) 915-6784

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Source:  First Trust Advisors L.P.